FLEXSHARES TRUST

FORM N-SAR

File No. 811-22555

Fiscal Year Ended October 31, 2012

Exhibit Index

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Amended and Restated Appendix A to the Investment Advisory and Ancillary Services Agreement, dated December 15, 2011, by FlexShares Trust and Northern Trust Investment, Inc. is incorporated by reference to Exhibit (d)(2) in Registrant's Post-Effective Amendment No. 21 filed with the Commission on September 10, 2012 (Accession No. Accession No. 0001193125-12-386849).

(e)(2) Amended and Restated Appendix A to the Investment Advisory and Ancillary Services Agreement, dated December 15, 2011, by FlexShares Trust and Northern Trust Investment, Inc. is incorporated by reference to Exhibit (d)(2) in Registrant's Post-Effective Amendment No. 24 filed with the Commission on September 20, 2012 (Accession No. 0001193125-12-398778).

(e)(3) Amended and Restated Exhibit A to the Expense Reimbursement Agreement, dated December 15, 2011, by FlexShares Trust and Northern Trust Investment, Inc. is incorporated by reference to Exhibit (d)(4) in Registrant's Post-Effective Amendment No. 21 filed with the Commission on September 10, 2012 (Accession No. 0001193125-12-386849).